Exhibit (a)(1)(j)

FORM OF NOTICE OF ACCEPTANCE OF

OPTIONS FOR AMENDMENT

Genesee & Wyoming Inc. hereby accepts all of the eligible options properly tendered for amendment with respect to which eligible employees have elected to participate in the offer.